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                                                                      Exhibit 21


                      MITCHELL ENERGY & DEVELOPMENT CORP.
                                  SUBSIDIARIES


        Listings of the Company's major subsidiaries and partnership interests at January 31, 1994 follow. These entities, along with others which in the aggregate are not significant, are included in the financial statements appearing in the Company's Annual Report to Stockholders. Parent/subsidiary relationships are indicated by indentions. Except where otherwise indicated, each subsidiary is incorporated in Delaware and is 100% owned by its parent.

     CONSOLIDATED SUBSIDIARIES
     MND Energy Corporation
       Mitchell Energy Corporation
       Brazos Gas Compressing Company
       Liquid Energy Corporation
       Mitchell Marketing Company
         Southeastern Marketing Company (Louisiana)
       Southwestern Gas Pipeline, Inc. ("SWGPL")
         Winnie Pipeline Company

     The Woodlands Corporation
       Mitchell Catamount, Inc. (Texas)
       Mitchell & Mitchell Investment Corp.
       Mitchell Mortgage Company (Texas)
       MND Hospitality, Inc.
       The Woodlands Communications Network, Inc. (Texas)
       The Woodlands Investment Group, Inc.

     MND Service, Inc.

     The Woodlands Venture Capital Company

     PARTNERSHIP INTERESTS (accounted for on equity basis)
     Austin Chalk Natural Gas Marketing Services (45% owned by Mitchell
       Marketing Company)
     Bee County Joint Venture (50% owned by Liquid Energy Corporation)
     Belvieu Environmental Fuels (33.33% owned by Liquid Energy Corporation) Brooks-Hidalgo Pipeline System (50% owned by SWGPL)
     C&L Processors Partnership (50% owned by Liquid Energy Corporation) Cochran's Crossing - 94 Limited (50% owned by The Woodlands Corporation) Ferguson-Burleson County Gas Gathering System (45% owned by SWGPL)
     The Fort Crockett Hotel Limited (50% owned by The Woodlands Corporation) Gulf Coast Fractionators (38.75% owned by Liquid Energy Corporation)
     Lake Catamount Joint Venture (50% owned by Mitchell Catamount, Inc.) Madison Gas Marketing Services (80% owned by Mitchell Marketing Company) PC Retail-93 Limited Partnership (50% owned by The Woodlands Corporation) Pecos Pipeline System (80% owned by SWGPL)
     Southwood Limited I (50% owned by The Woodlands Corporation)
     The Woodlands Communications Network (50% owned by
       The Woodlands Communications Network, Inc.)
     The Woodlands Mall Associates (50% owned by The Woodlands Corporation)
     UP Bryan Plant (45% owned by Liquid Energy Corporation)
     Woodlands/Durham Enclave, Ltd. (49% owned by The Woodlands Corporation,
       1% owned by The Woodlands Investment Group, Inc.)
     Woodlands Equity Partnership-89 (50% owned by The Woodlands Corporation)